SUB-ITEM 77Q3

AIM ENERGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 3/31/2008
FILE NUMBER 811-3826
SERIES NO.: 1


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       19,472
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        4,196
       Class C                                                        5,788
       Investor Class                                                15,637
       Institutional Class                                               51

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $43.71
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $41.04
       Class C                                                       $40.06
       Investor Class                                                $43.56
       Institutional Class                                           $44.23